As filed with the Securities and Exchange Commission on July 3, 2023

Registration No. 333-253987

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BGC Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	86-3748217
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

499 Park Avenue

New York, New York 10022

(212) 610-2200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen M. Merkel

Executive Vice President, General Counsel and Assistant Corporate Secretary

BGC Group, Inc.

499 Park Avenue

New York, New York 10022

(212) 610-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Leland S. Benton

Morgan, Lewis & Bockius LLP

1111 Pennsylvania Avenue, NW

Washington, DC 20004

(202) 739-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this post-effective amendment, as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 is filed by BGC Group, Inc., a Delaware corporation (“BGC Group” or the “Registrant”), pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), and relates to the Registration Statement on Form S-3 (File No. 333-253987) filed by BGC Partners, Inc., a Delaware corporation (“BGC Partners” or the “Predecessor Registrant”), that was originally declared effective on August 3, 2022 (the “Original Registration Statement”).

On November 15, 2022, BGC Partners, along with certain other entities, entered into a corporate conversion agreement, which was amended as of March 29, 2023, in order to reorganize and simplify the organizational structure of the BGC entities by converting BGC Partners from an “Up-C” to a “Full C-Corporation” through a series of mergers and related transactions (collectively, the “Corporate Conversion Transactions”). Pursuant to the Corporate Conversion Transactions, each share of BGC Partners Class A common stock, par value $0.01 per share, outstanding at the effective time of the Corporate Conversion Transactions was converted into one share of Class A common stock, par value $0.01 per share, of BGC Group, and BGC Group became the public holding company for BGC Partners. The Corporate Conversion Transactions were completed on July 1, 2023.

Following the Corporate Conversion Transactions, in accordance with Rule 414(d) under the Securities Act, BGC Group, as the successor issuer to the Predecessor Registrant, hereby expressly adopts the Original Registration Statement as modified by this Post-Effective Amendment No. 1 as its own registration statement for all purposes of the Securities Act.

No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Original Registration Statement.

The information in this prospectus is not complete and may be changed. This prospectus may not be used to sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated July 3, 2023

PRELIMINARY PROSPECTUS

BGC GROUP, INC.

Up to $300,000,000 of Shares

of

Class A Common Stock

We have entered into an Amended and Restated Controlled Equity OfferingSM sales agreement, dated July 3, 2023, with Cantor Fitzgerald & Co., which we refer to as the “2023 sales agreement,” relating to the shares of our Class A common stock, par value $0.01 per share, which we refer to as our “Class A common stock,” offered pursuant to this prospectus. Under the terms and conditions of the 2023 sales agreement, we may offer and sell up to $300,000,000 of shares of Class A common stock under our Registration Statement on Form S-3, which we refer to as the “Registration Statement,” of which this prospectus forms a part, from time to time through Cantor Fitzgerald & Co., which we refer to as “CF&Co,” as our sales agent under the 2023 sales agreement. The 2023 sales agreement amended and restated a Controlled Equity OfferingSM sales agreement between BGC Partners, Inc., our predecessor, which we refer to as “BGC Partners,” and CF&Co, relating to the sale of $300,000,000 of shares of BGC Partners’ Class A common stock, par value $0.01 per share, through CF&Co as sales agent, of which no such shares were sold.

Sales of shares of our Class A common stock, if any, under the 2023 sales agreement under this prospectus may be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” including sales made directly on or through the Nasdaq Stock Market, any other existing trading market for the Class A common stock, and/or any other method permitted by Rule 415(a)(4) at market prices prevailing at the time of sale or at prices related to such prevailing market prices.

CF&Co will be entitled to commissions equal to 2.0% of the gross proceeds of any of the shares of our Class A common stock included herein that are sold by it as our sales agent under the 2023 sales agreement. In connection with the sale of shares of Class A common stock on our behalf under such sales agreement, CF&Co will be deemed to be an “underwriter” within the meaning of the Securities Act, and the commissions payable by us to CF&Co will be deemed to be underwriting compensation.

Our Class A common stock is traded on the Nasdaq Global Select Market under the symbol “BGC.” On June 30, 2023, the last reported sales price of the Class A common stock of BGC Partners, our predecessor, on the Nasdaq Global Select Market under the symbol “BGCP” was $4.43 per share.

An investment in shares of our Class A common stock involves risks. See “Risk Factors” on page 4 of this prospectus, as well as the risks described under each of “Special Note on Forward-Looking Information,” “Forward-Looking Cautionary Statements,” and “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we refer to as the “SEC,” and any updates to those risks contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any applicable prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2023.

You should rely only on the information provided in this prospectus and any applicable prospectus supplement, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of shares of our Class A common stock in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference into this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus, any applicable prospectus supplement and the documents incorporated by reference into this prospectus or any applicable prospectus supplement, our business, financial condition, results of operations, liquidity and prospects might have changed.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a shelf registration process. Under the shelf registration process, we may offer and sell shares of our Class A common stock as described in this prospectus in one or more offerings. Prospectus supplements may add, update, substitute or change the information contained in this prospectus. You should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described below.

This prospectus, any applicable prospectus supplement and the documents incorporated by reference herein or therein include important information about us, our Class A common stock, this offering, and other information you should know before investing. You should read this prospectus and any applicable prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference” before investing in shares of Class A common stock.

Terms used in this prospectus, unless otherwise defined herein, have the meanings set forth in the “Glossary of Terms, Abbreviations and Acronyms” section of our latest Annual Report on Form 10-K filed with the SEC, which we refer to as the “Glossary,” and any updates to the Glossary or any new Glossary contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein.

Effective at 12:02 am Eastern Time on July 1, 2023, BGC Partners, along with certain other entities, consummated a series of mergers and related transactions which resulted in it, as the predecessor company, becoming a wholly-owned subsidiary of BGC Group, Inc. (“BGC Group”), the successor company (the “Corporate Conversion”). Except as otherwise indicated or the context otherwise requires, as used in this prospectus and any prospectus supplement, the terms the “Company,” “we,” “our,” and “us” refer to: (i) from after the effective time of the Corporate Conversion, BGC Group and its consolidated subsidiaries, including BGC Partners; and (ii) prior to the effective time of the Corporate Conversion, BGC Partners and its consolidated subsidiaries.

FORWARD-LOOKING CAUTIONARY STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements. Such statements are based upon current expectations that involve risks and uncertainties. Any statements contained herein or in documents incorporated by reference that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “possible,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements.

Our actual results and the outcome and timing of certain events may differ significantly from the expectations discussed in the forward-looking statements. Factors that might cause or contribute to such a discrepancy include, but are not limited to, the factors set forth below:

•

macroeconomic and other challenges and uncertainties resulting from Russia’s Invasion of Ukraine, rising global interest rates, inflation and the Federal Reserve’s responses thereto, including increasing interest rates, fluctuations in the U.S. dollar, liquidity concerns regarding banking and financial institutions, changes in the U.S. and global economies and financial markets, including economic activity, employment levels, supply chain issues and market liquidity, and increasing energy costs, as well as the various actions taken in response to the challenges and uncertainties by governments, central banks and others, including consumer and corporate clients and customers;

•

the impact of the COVID-19 pandemic, including possible successive waves or variants of the virus, the emergence of new viruses, the continued distribution of effective vaccines and governmental and public reactions thereto, the combined impact of the flu and other seasonal illnesses, and the impact of a return to office for our employees on our operations;

•

market conditions, including rising interest rates, fluctuations in the U.S. dollar, trading volume, turmoil across regional banks and certain global investment banks, currency fluctuations and volatility in the demand for the products and services we provide, possible disruptions in trading, potential deterioration of equity and debt capital markets and cryptocurrency markets, the impact of significant changes in interest rates generally and on our ability to access the capital markets as needed or on reasonable terms and conditions;

•	pricing, commissions and fees, and market position with respect to any of our products and services and those of our competitors;

•	the effect of industry concentration and reorganization, reduction of customers, and consolidation;

•

liquidity, regulatory, cash and clearing capital requirements and the impact of credit market events, rising interest rates, fluctuations in the U.S. dollar, and market uncertainty, and political events and conflicts and actions taken by governments and businesses in response thereto on the credit markets and interest rates;

•

our relationships and transactions with Cantor Fitzgerald, L.P., which we refer to as “Cantor,” and its affiliates, including CF&Co, and CCRE, our structure, the timing and impact of any possible changes to our structure, including the Corporate Conversion, any related transactions, conflicts of interest or litigation, including with respect to executive compensation matters, any impact of Cantor’s results on our credit ratings and associated outlooks, any loans to or from us or Cantor or the BGC OpCos, including the balances and interest rates thereof from time to time and any convertible or equity features of any such loans, CF&Co’s acting as our sales agent or underwriter under our CEO Program or other offerings, Cantor’s holdings of the Company’s Debt Securities, CF&Co’s acting as a market maker in the Company’s Debt Securities, CF&Co’s acting as our financial advisor in connection with potential acquisitions, dispositions, or other transactions, and our participation in various investments, stock loans or cash management vehicles placed by or recommended by CF&Co;

•	the realization of the anticipated structural, financial, tax, employee retention and other impacts of our Corporate Conversion;

•	the integration of acquired businesses and their operations and back office functions with our other businesses;

•

the effect on our businesses of any extraordinary transactions, including the Corporate Conversion, the timing and terms of any such transaction, including potential dilution, taxes, costs, and other impacts, and our ability to complete such transaction on our anticipated schedule;

•	the rebranding of our current businesses or risks related to any potential dispositions of all or any portion of our existing or acquired businesses;

•

market volatility as a result of the effects of rising interest rates, fluctuations in the U.S. dollar, global inflation rates, potential economic downturns, including recessions, and similar effects, which may not be predictable in future periods;

•

economic or geopolitical conditions or uncertainties, the actions of governments or central banks, including the pursuit of trade, border control or other related policies by the U.S. and/or other countries (including U.S.-China trade relations), recent economic and political volatility in the U.K., rising political and other tensions between the U.S. and China, political and labor unrest, conflict in the Middle East, Russia, Ukraine or other jurisdictions, the impact of U.S. government shutdowns, elections, political unrest, boycotts, stalemates or other social and political developments, and the impact of terrorist acts, acts of war or other violence or political unrest, as well as natural disasters or weather-related or similar events, including hurricanes and heat waves as well as power failures, communication and transportation disruptions, and other interruptions of utilities or other essential services and the impacts of pandemics and other international health emergencies;

•

risks inherent in doing business in international markets, and any failure to identify and manage those risks, as well as the impact of Russia’s ongoing Invasion of Ukraine and additional sanctions and regulations imposed by governments and related counter-sanctions, including any related reserves;

•

the effect on our businesses, our clients, the markets in which we operate, and the economy in general of changes in the U.S. and foreign tax and other laws, including changes in tax rates, repatriation rules, and deductibility of interest, potential policy and regulatory changes in other countries, sequestrations, uncertainties regarding the debt ceiling and the federal budget, responses to rising global inflation rates, and other potential political policies;

•

our dependence upon our key employees, our ability to build out successful succession plans, the impact of absence due to illness or leave of certain key executive officers or employees and our ability to attract, retain, motivate and integrate new employees, as well as the competing demands on the time of certain of our executive officers who also provide services to Cantor, Newmark and various other ventures and investments sponsored by Cantor;

•

the effect on our businesses of changes in interest rates, changes in benchmarks, including the transition away from LIBOR, the transition to alternative benchmarks such as SOFR, the effect on our business and revenues of the fluctuating U.S. dollar, rising interest rates and market uncertainty, the level of worldwide governmental debt issuances, austerity programs, government stimulus packages, increases and decreases in the federal funds interest rate and other actions to moderate inflation, increases or decreases in deficits and the impact of changing government tax rates, and other changes to monetary policy, and potential political impasses or regulatory requirements, including increased capital requirements for banks and other institutions or changes in legislation, regulations and priorities;

•

extensive regulation of our businesses and customers, changes in regulations relating to financial services companies and other industries, and risks relating to compliance matters, including regulatory examinations, inspections, investigations and enforcement actions, and any resulting costs, increased financial and capital requirements, enhanced oversight, remediation, fines, penalties, sanctions, and changes to or restrictions or limitations on specific activities, including potential delays in accessing markets, including due to our regulatory status and actions, operations, and compensatory arrangements, and growth opportunities, including acquisitions, hiring, and new businesses, products, or services;

•

factors related to specific transactions or series of transactions, including credit, performance, and principal risk, trade failures, counterparty failures, and the impact of fraud and unauthorized trading;

•

costs and expenses of developing, maintaining, and protecting our intellectual property, as well as employment, regulatory, and other litigation and proceedings, and their related costs, including judgments, indemnities, fines, or settlements paid and the impact thereof on our financial results and cash flows in any given period;

•

certain financial risks, including the possibility of future losses, indemnification obligations, assumed liabilities, reduced cash flows from operations, increased leverage, reduced availability under our credit agreements, and the need for short- or long-term borrowings, including from Cantor, our ability to refinance our indebtedness, and changes to interest rates and liquidity or our access to other sources of cash relating to acquisitions, dispositions, or other matters, potential liquidity and other risks relating to our ability to maintain continued access to credit and availability of financing necessary to support our ongoing business needs, on terms acceptable to us, if at all, and risks associated with the resulting leverage, including potentially causing a reduction in our credit ratings and the associated outlooks and increased borrowing costs as well as interest rate and foreign currency exchange rate fluctuations;

•

risks associated with the temporary or longer-term investment of our available cash, including in the BGC OpCos, defaults or impairments on our investments, joint venture interests, stock loans or cash management vehicles and collectability of loan balances owed to us by employees, the BGC OpCos or others;

•

our ability to enter new markets or develop new products, offerings, trading desks, marketplaces, or services for existing or new clients, including our ability to develop new Fenics platforms and products, to successfully launch our FMX initiative and to attract investors thereto, the risks inherent in operating our cryptocurrency business and in safekeeping cryptocurrency assets, and efforts to convert certain existing products to a Fully Electronic trade execution, and to induce such clients to use these products, trading desks, marketplaces, or services and to secure and maintain market share;

•

the impact of any restructuring or similar transactions, including the Corporate Conversion, on our ability to enter into marketing and strategic alliances and business combinations, attract investors or partners or engage in other transactions in the financial services and other industries, including acquisitions, tender offers, dispositions, reorganizations, partnering opportunities and joint ventures, the failure to realize the anticipated benefits of any such transactions, relationships or growth, and the future impact of any such transactions, relationships or growth on our other businesses and our financial results for current or future periods, the integration of any completed acquisitions and the use of proceeds of any completed dispositions, the impact of amendments and/or terminations of strategic arrangements, and the value of and any hedging entered into in connection with consideration received or to be received in connection with such dispositions and any transfers thereof;

•

our estimates or determinations of potential value with respect to various assets or portions of our businesses, such as Fenics, including with respect to the accuracy of the assumptions or the valuation models or multiples used;

•

our ability to manage turnover and hire, train, integrate and retain personnel, including brokers, salespeople, managers, technology professionals and other front-office personnel, back-office and support services, and departures of senior personnel;

•

our ability to expand the use of technology and maintain access to the intellectual property of others for Hybrid and Fully Electronic trade execution in our product and service offerings, and otherwise;

•

our ability to effectively manage any growth that may be achieved, including outside the U.S., while ensuring compliance with all applicable financial reporting, internal control, legal compliance, and regulatory requirements;

•

our ability to identify and remediate any material weaknesses or significant deficiencies in our internal controls which could affect our ability to properly maintain books and records, prepare financial statements and reports in a timely manner, control our policies, practices and procedures, operations and assets, assess and manage our operational, regulatory and financial risks, and integrate our acquired businesses and brokers, salespeople, managers, technology professionals and other front-office personnel;

•	the impact of unexpected market moves and similar events;

•

information technology risks, including capacity constraints, failures, or disruptions in our systems or those of the clients, counterparties, exchanges, clearing facilities, or other parties with which we interact, including increased demands on such systems and on the telecommunications infrastructure from remote working, cyber-security risks and incidents, compliance with regulations requiring data minimization and protection and preservation of records of access and transfers of data, privacy risk and exposure to potential liability and regulatory focus;

v

•	the effectiveness of our governance, risk management, and oversight procedures and impact of any potential transactions or relationships with related parties;

•

the impact of our ESG or “sustainability” ratings on the decisions by clients, investors, ratings agencies, potential clients and other parties with respect to our businesses, investments in us, our borrowing opportunities or the market for and trading price of our Class A common stock, Company Debt Securities, or other matters;

•

the fact that the prices at which shares of our Class A common stock are or may be sold in offerings, acquisitions, or other transactions may vary significantly, and purchasers of shares in such offerings or other transactions, as well as existing stockholders, may suffer significant dilution if the price they paid for their shares is higher than the price paid by other purchasers in such offerings or transactions;

•

the impact of reductions to our dividends and the timing and amounts of any future dividends, including our ability to meet expectations with respect to payments of dividends and repurchases of shares of our Class A common stock, including from Cantor, our executive officers, other employees, and others, and the net proceeds to be realized by us from offerings of shares of our Class A common stock and Company Debt Securities, and our ability to pay any excise tax that may be imposed on the repurchase of shares; and

•

the effect on the markets for and trading prices of our Class A common stock and Company Debt Securities of various offerings and other transactions, including offerings of our Class A common stock and convertible or exchangeable debt or other securities, our repurchases of shares of our Class A common stock, including in corporate or partnership restructurings, our payment of dividends on our Class A common stock, convertible arbitrage, hedging, and other transactions engaged in by us or holders of our outstanding shares, Company Debt Securities or other securities, share sales and stock pledge, stock loans, and other financing transactions by holders of our shares (including by Cantor or others), including of shares acquired pursuant to our employee benefit plans, unit exchanges and redemptions, corporate or partnership restructurings, acquisitions, conversions of shares of our Class B common stock and our other convertible securities into shares of our Class A common stock, and distributions of our Class A common stock by Cantor to its partners, including the April 2008 and February 2012 distribution rights shares.

The foregoing risks and uncertainties, and those incorporated by reference herein, may cause actual results to differ materially from the forward-looking statements. The information included or incorporated by reference is given as of the respective dates of this prospectus or the documents incorporated by reference into this prospectus, and future events or circumstances could differ significantly from such information. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary may not contain all of the information that is important to you, and it is qualified in its entirety by the more detailed information and financial statements, including the notes to those financial statements, appearing elsewhere or incorporated by reference in this prospectus. Please see the sections titled “Where You Can Find More Information” and “Documents Incorporated by Reference.” Before making an investment decision, we encourage you to consider the information contained in and incorporated by reference in this prospectus, including the risks referred to under the heading “Risk Factors” beginning on page 4 of this prospectus and in Item 1A of Part I of our most recent Annual Report on Form 10-K, and any updates to those risks included in subsequent Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, all of which are incorporated by reference herein.

The Company

We are a leading global financial brokerage and technology company servicing the global financial markets.

Through brands including BGC®, Fenics®, GFI®, Sunrise Brokers™, Poten & Partners®, and RP Martin®, among others, our businesses specialize in the brokerage of a broad range of products, including fixed income such as government bonds, corporate bonds, and other debt instruments, as well as related interest rate derivatives and credit derivatives. Additionally, we provide brokerage products across FX, Equities, Energy and Commodities, Shipping, and Futures and Options. Our businesses also provide a wide variety of services, including trade execution, connectivity solutions, brokerage services, clearing, trade compression, and other post-trade services, information, and other back-office services to a broad assortment of financial and non-financial institutions.

Our integrated platform is designed to provide flexibility to customers with regard to price discovery, execution and processing of transactions, and enables them to use the Company’s Voice, Hybrid, or, in many markets, Fully Electronic brokerage services in connection with transactions executed either OTC or through an exchange. Through our Fenics® group of electronic brands, we offer a number of market infrastructure and connectivity services, including the Company’s Fully Electronic marketplaces, and the Fully Electronic brokerage of certain products that also may trade via the Company’s Voice and Hybrid execution platforms. The full suite of Fenics® offerings includes the Company’s Fully Electronic and Hybrid brokerage, market data and related information services, trade compression and other post-trade services, analytics related to financial instruments and markets, and other financial technology solutions. Fenics® brands also operate under the names Fenics®, FMX™, FMX Futures Exchange™, Fenics Markets Xchange™, Fenics Futures Exchange™, Fenics UST™, Fenics FX™, Fenics Repo™, Fenics Direct™, Fenics MID™, Fenics Market Data™, Fenics GO™, Fenics PortfolioMatch™, kACE2®, and Lucera®.

BGC, BGC Partners, BGC Trader, GFI, GFI Ginga, CreditMatch, Fenics, Fenics.com, FMX, Sunrise Brokers, Poten & Partners, RP Martin, kACE2, Capitalab, Swaptioniser, CBID, and Lucera are trademarks/service marks, and/or registered trademarks/service marks of BGC Partners, Inc. and/or its affiliates.

Our customers include many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, and investment firms. We have dozens of offices globally in major markets including New York and London, as well as in Bahrain, Beijing, Bogotá, Brisbane, Cape Town, Chicago, Copenhagen, Dubai, Dublin, Frankfurt, Geneva, Hong Kong, Houston, Johannesburg, Madrid, Manila, Melbourne, Mexico City, Miami, Milan, Monaco, Nyon, Paris, Perth, Rio de Janeiro, Santiago, São Paulo, Seoul, Shanghai, Singapore, Sydney, Tel Aviv, Tokyo, Toronto, Wellington, and Zurich.

As of March 31, 2023, we had 2,012 brokers, salespeople, managers, technology professionals and other front-office personnel across our businesses.

Corporate Conversion

We are a holding company with no direct operations, and our business is operated through two operating partnerships, BGC U.S. OpCo, which holds our U.S. businesses, and BGC Global OpCo, which holds our non-U.S. businesses. Prior to the July 1, 2023 closing of the Corporate Conversion, BGC Partners and BGC Holdings – which was a consolidated subsidiary of BGC Partners for accounting purposes – held, directly or indirectly and on a combined basis, 100% of the limited partnership interests in the BGC OpCos. The limited partners of BGC Holdings, in their capacities as such, participated in the economics of the BGC Opcos indirectly through BGC Holdings, and the stockholders of BGC Partners, in their capacities as such, participated in the economics of the BGC Opcos indirectly through BGC Partners. This structure is sometimes referred to as an Up-C structure.

When the Corporate Conversion was completed, the limited partners of BGC Holdings ceased participating in the economics of the BGC OpCos indirectly through BGC Holdings and instead began to participate in the economics of the BGC OpCos indirectly through BGC Group. The stockholders of BGC Partners also began to participate in the economics of the BGC OpCos indirectly through BGC Group. BGC Group has Class A common stock and Class B common stock with terms that are substantially similar to the Class A common stock of BGC Partners and Class B common stock of BGC Partners, respectively, prior to the Corporate Conversion. The Corporate Conversion therefore had the effect of transforming the organizational structure of the BGC entities from an Up-C structure to a simplified “Full C-Corporation” structure, and as a result of the Corporate Conversion, BGC Group indirectly owns 100% of the BGC OpCos, which entitles us to control each of BGC U.S. OpCo and BGC Global OpCo.

Executive Offices

Our executive offices are located at 499 Park Avenue, New York, New York 10022, while our international headquarters is located at 5 Churchill Place, Canary Wharf, London E14 5RD, United Kingdom. Our telephone number is (212) 610-2200. Our website is located at www.bgcg.com, and our e-mail address is info@bgcg.com.

The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

The Offering

Shares of our Class A Common Stock Offered by Us	Up to $300,000,000 of shares of our Class A common stock from time to time through CF&Co.
Plan of Distribution (Conflicts of Interest)

“At the market offering” that may be made from time to time through our sales agent, CF&Co. CF&Co, our broker-dealer affiliate, is a member of FINRA. Accordingly, offerings of the shares of Class A common stock included in this prospectus in which CF&Co participates will conform to the requirements set forth in Rule 5121 of the Conduct Rules of FINRA. See “Plan of Distribution (Conflicts of Interest)” on page 5.

Use of Proceeds

We intend to use the net proceeds from the sale of the shares of our Class A common stock that we offer by this prospectus for general corporate purposes, including, but not limited to, expanding our businesses and operations through increased headcount, strategic alliances and acquisitions, repaying outstanding indebtedness, financing our existing businesses and operations, possible restructurings, and repurchasing our securities, including from Cantor, our executive officers, other employees, and others. Certain executive officers and employees will be expected to use the gross proceeds from such sales to us to repay outstanding loans to, or credit enhanced by, Cantor before receipt of any net proceeds. See “Use of Proceeds” on page 4.

Risk Factors

Investing in shares of our Class A common stock involves risks. Please read the information contained in and incorporated by reference under the heading “Risk Factors” on page 4 of this prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. We incorporate by reference into this prospectus the “Risk Factor Summary” section of our latest Annual Report on Form 10-K filed with the SEC, which we refer to as the “Risk Factor Summary,” and any updates to the Risk Factor Summary contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein.

Nasdaq Global Select Market Symbol	BGC

RISK FACTORS

An investment in shares of our Class A common stock involves risks and uncertainties. You should consider carefully the “Special Note on Forward-Looking Information,” “Forward-Looking Cautionary Statements,” and “Risk Factors” sections of our latest Annual Report on Form 10-K filed with the SEC, and any updates to those risk or new risk contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein, as well as the other information included in this prospectus before making an investment decision. Any of those risks could significantly and negatively affect our businesses, financial condition, results of operations, cash flows, prospects and the trading price of our Class A common stock. You could lose all or part of your investment.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the shares of our Class A common stock that we offer by this prospectus for general corporate purposes, including, but not limited to, expanding our businesses and operations through increased headcount, strategic alliances and acquisitions, repaying outstanding indebtedness, financing our existing businesses and operations, possible restructurings, and repurchasing our securities, including from Cantor, our executive officers, other employees, and others. Certain executive officers and employees may be expected to use the gross proceeds from such sales to us to repay outstanding loans to, or credit enhanced by, Cantor before receipt of any net proceeds.

We may raise additional funds from time to time through equity or debt financings, including borrowings under credit facilities, for such purposes.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have entered into the 2023 sales agreement with CF&Co, under the terms and conditions of which we may issue and sell from time to time up to $300,000,000 of shares of our Class A common stock through CF&Co as our sales agent. This prospectus relates to the offer and sale of such shares of Class A common stock under such sales agreement under the Registration Statement of which this prospectus forms a part. We have filed the 2023 sales agreement with the SEC as an exhibit to the Registration Statement of which this prospectus forms a part.

Upon instructions from us, CF&Co, as our sales agent, will use commercially reasonable efforts, consistent with its normal trading practices, to sell shares of our Class A common stock under the 2023 sales agreement pursuant to this prospectus. Sales of shares of Class A common stock, if any, pursuant to this prospectus may be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including, sales made directly on or through the Nasdaq Global Select Market, any other existing trading market for the Class A common stock, and/or any other method permitted by Rule 415(a)(4) at market prices prevailing at the time of sale or at prices related to such prevailing market prices. As our sales agent, CF&Co will not engage in any transactions that stabilize the Class A common stock.

CF&Co will offer and sell the shares of our Class A common stock under the 2023 sales agreement on any trading day as determined by us and CF&Co. We may designate the maximum amount and minimum price of the shares of Class A common stock to be sold through CF&Co on a daily basis or otherwise determine such amounts together with CF&Co. Pursuant to the terms and conditions of such sales agreement, CF&Co will use its commercially reasonable efforts to sell on our behalf all of the designated shares of Class A common stock. We may instruct CF&Co not to sell shares if the sales cannot be effected at or above the minimum price designated by us in any such instruction, or we may instruct CF&Co to sell shares so as to seek to realize a designated minimum price per share for all shares sold over a designated period or so as to seek to raise a designated minimum dollar amount of gross proceeds from sales of all such shares over a designated period.

We will pay CF&Co commissions for its services in acting as our sales agent in the offer and sale of our Class A common stock under the 2023 sales agreement. Under such sales agreement, CF&Co will be entitled to commissions equal to 2.0% of the gross proceeds of any shares of Class A common stock sold pursuant to such sales agreement. We estimate that the total expenses for the offering, excluding commissions payable to CF&Co under the terms of such sales agreement, will be approximately $120,000.

Settlement for sales of shares of our Class A common stock under the 2023 sales agreement will occur on the second trading day following the date on which any sales are made, or such earlier day as required by SEC rule or industry practice for regular-way trading, in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account.

In connection with the offer and sale of shares of our Class A common stock on our behalf under the 2023 sales agreement, CF&Co will be deemed to be an “underwriter” within the meaning of the Securities Act, and the commissions payable by us to CF&Co will be deemed to be underwriting compensation. Under such sales agreement, we have agreed to provide indemnification and contribution to CF&Co against certain civil liabilities, including liabilities under the Securities Act.

The offer and sale of shares of our Class A common stock under the 2023 sales agreement will terminate upon the (1) expiration of the Registration Statement of which this prospectus forms a part, subject to any extension of the effectiveness of such Registration Statement pursuant to Rules 415(a)(5) and (6) under the Securities Act, or (2) other termination of such sales agreement pursuant to its terms. The sales agreement may be terminated by us or CF&Co pursuant to its terms by giving notice to the other party.

This prospectus in electronic format may be made available on a website maintained by CF&Co, and CF&Co may distribute this prospectus electronically.

Conflicts of Interest

CF&Co, our broker-dealer affiliate, is a member of FINRA. Accordingly, offerings of the shares of Class A common stock included in this prospectus in which CF&Co participates will conform to the requirements set forth in Rule 5121 of the Conduct Rules of FINRA. CF&Co and its affiliates, including Cantor, have provided investment banking services to us and our affiliates in the past and/or may do so in the future. They receive customary fees and commissions for these services. In addition, they may also receive brokerage services and market data and analytics products from us and our affiliates. For further information about our relationship with Cantor and its affiliates, including CF&Co, see our latest Annual Report on Form 10-K filed with the SEC, and any updates thereto contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which are incorporated by reference herein.

LEGAL MATTERS

The validity of the shares of our Class A common stock offered pursuant to this prospectus has been passed upon for us by Stephen M. Merkel, our Executive Vice President, General Counsel and Assistant Corporate Secretary. Mr. Merkel’s address is c/o BGC Group, Inc., 499 Park Avenue, New York, New York 10022. As of July 3, 2023 (other than as indicated), Mr. Merkel owned (i) 136,891 shares of our Class A common stock held directly, (ii) 43,012 shares of BGC Partners Class A common stock, par value $0.01 per share, held in Mr. Merkel’s 401(k) plan account as of May 31, 2023, which were converted into an equivalent number of shares of our Class A common stock in connection with the Corporate Conversion, and (iii) 6,258 shares of our Class A common stock held in various trusts for the benefit of Mr. Merkel’s family, of which Mr. Merkel’s spouse is the sole trustee.

Certain legal matters concerning this offering have been and will be passed upon for us by Morgan, Lewis & Bockius LLP, Washington, DC, which has represented CF&Co and Cantor in other matters and may be expected to continue to do so in the future. CF&Co is being represented in connection with this offering by Cooley LLP, New York, New York. Cooley LLP has represented CF&Co and Cantor in other matters and may be expected to continue to do so in the future.

EXPERTS

The consolidated financial statements and schedule of BGC Partners, Inc. appearing in BGC Partners, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of BGC Partners, Inc.’s internal control over financial reporting as of December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are also available to the public from the SEC’s website at www.sec.gov.

Our website address is www.bgcg.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D with respect to our securities filed on behalf of Cantor and CF Group Management, Inc., the general partner of Cantor, our directors and our executive officers; and amendments to those documents. Our website also contains additional information with respect to our industry and businesses. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated in, this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference into this prospectus the following documents:

•	BGC Partners’ Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 1, 2023;

•	Amendment No. 1 to BGC Partners’ Annual Report on Form 10-K/A for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023;

•	BGC Partners’ Definitive Consent Solicitation Statement, filed with the SEC on May 26, 2023;

•	BGC Partners’ Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 9, 2023;

•

BGC Partners’ Current Reports on Form 8-K, filed with the SEC on January 27, 2023, February  27, 2023 (other than as indicated therein), March  14, 2023, May  3, 2023 (other than as indicated therein), May  23, 2023, and May 25, 2023;

•	BGC Group’s Current Report on Form 8-K12B, filed with the SEC on July 3, 2023;

•

The description of the Class  A common stock contained in BGC Group’s Current Report on Form 8-K12B, including Exhibit 4.1 thereto, filed with the SEC on July 3, 2023, including any amendments or reports filed for the purpose of updating such description; and

•

All documents subsequently filed by BGC Group with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement of which this prospectus is a part and before the completion of the offering of the shares of our Class A common stock included in this prospectus.

Any statement contained in this prospectus or any prospectus supplement, or in a document incorporated or deemed to be incorporated by reference herein or therein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequent prospectus supplement or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein or therein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

You may obtain copies of these documents, at no cost to you, from our website, www.bgcg.com, or by writing or telephoning us at the following:

Investor Relations

BGC Group, Inc.

499 Park Avenue

New York, New York 10022

(212) 610-2426

BGC GROUP, INC.

Up to $300,000,000 of Shares

of

Class A Common Stock

PROSPECTUS

            , 2023

PART II

Information Not Required In Prospectus

Item 14.	Other Expenses of Issuance and Distribution.

The information set forth in Item 14 of the Original Registration Statement is incorporated herein by reference.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. BGC Group’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for indemnification by BGC Group of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability of (1) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (2) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) a director under Section 174 of the DGCL, (4) a director or officer for any transaction from which the director or officer derived an improper personal benefit or (5) an officer in any action by or in the right of the corporation. BGC Group’s Amended and Restated Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

BGC Group maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of BGC Group, and (2) to BGC Group with respect to payments which may be made by it to such directors and officers pursuant to any indemnification provision contained in its Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws or otherwise as a matter of law.

Item 16.	Exhibits.

Exhibit No.	Description

1.1*	Amended and Restated Controlled Equity OfferingSM Sales Agreement, dated as of July 3, 2023, between BGC Group, Inc. and Cantor Fitzgerald & Co.

2.1	Agreement and Plan of Merger, dated as of May 29, 2007, by and among eSpeed, Inc., BGC Partners, Inc., Cantor Fitzgerald, L.P., BGC Partners, L.P., BGC Global Holdings, L.P. and BGC Holdings, L.P. (incorporated by reference to BGC Partners, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the SEC on February 11, 2008)

2.2	Amendment No. 1, dated as of November 5, 2007, to the Agreement and Plan of Merger, dated as of May 29, 2007, by and among eSpeed, Inc., BGC Partners, Inc., Cantor Fitzgerald, L.P., BGC Partners, L.P., BGC Global Holdings, L.P. and BGC Holdings, L.P. (incorporated by reference to BGC Partners, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the SEC on February 11, 2008)

2.3	Amendment No. 2, dated as of February 1, 2008, to the Agreement and Plan of Merger, dated as of May 29, 2007, by and among eSpeed, Inc., BGC Partners, Inc., Cantor Fitzgerald, L.P., BGC Partners, L.P., BGC Global Holdings, L.P. and BGC Holdings, L.P. (incorporated by reference to BGC Partners, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the SEC on February 11, 2008)

2.4**	Separation Agreement, dated as of March 31, 2008, by and among Cantor Fitzgerald, L.P., BGC Partners, LLC, BGC Partners, L.P., BGC Global Holdings, L.P. and BGC Holdings, L.P. (incorporated by reference to Exhibit 2.4 to BGC Partners, Inc.’s Current Report on Form 8-K filed with the SEC on April 7, 2008)

2.5**	Purchase Agreement, dated as of April 1, 2013, by and among BGC Partners, Inc., BGC Partners, L.P., The NASDAQ OMX Group, Inc., and for certain limited purposes, Cantor Fitzgerald, L.P. (incorporated by reference to Exhibit 2.1 to BGC Partners, Inc.’s Quarterly Report on Form 10-Q filed with the SEC on August 8, 2013)

2.6**	Tender Offer Agreement executed by BGC Partners, Inc., BGC Partners, L.P. and GFI Group Inc., dated February 19, 2015 (incorporated by reference to Exhibit 2.1 to BGC Partners, Inc.’s Current Report on Form 8-K filed with the SEC on February 25, 2015)

2.7	Stock Purchase Agreement by and among GFINet, Inc., GFI TP Holdings Pte Ltd, Intercontinental Exchange, Inc., and, solely for the purposes set forth therein, GFI Group Inc. and BGC Partners, Inc. (incorporated by reference to Exhibit 10.1 to BGC Partners, Inc.’s Current Report on Form 8-K filed with the SEC on November 18, 2015)

2.8**	Agreement and Plan of Merger, dated December 22, 2015, by and among BGC Partners, Inc., JPI Merger Sub 1, Inc., JPI Merger Sub 2, LLC, Jersey Partners Inc., New JP Inc., Michael Gooch and Colin Heffron (incorporated by reference to Exhibit 2.1 to BGC Partners, Inc.’s Current Report on Form 8-K filed with the SEC on December 23, 2015)

2.9**	Transaction Agreement, dated as of July 17, 2017, by and among BGC Partners, Inc. BGC Partners, L.P., Cantor Fitzgerald, L.P., Cantor Commercial Real Estate Company, L.P., Cantor Sponsor, L.P., CF Real Estate Finance Holdings, L.P. and CF Real Estate Finance Holdings GP, LLC (incorporated by reference to Exhibit 2.1 to BGC Partners, Inc.’s Current Report on Form 8-K filed with the SEC on July 21, 2017)

2.10**	Amended and Restated Separation and Distribution Agreement, dated as of November 23, 2018, by and among Cantor Fitzgerald, L.P., BGC Partners, Inc., BGC Holdings, L.P., BGC Partners, L.P., BGC Global Holdings, L.P., Newmark Group, Inc., Newmark Holdings, L.P. and Newmark Partners, L.P. (incorporated by reference to Exhibit 2.1 to BGC Partners, Inc.’s Current Report on Form 8-K filed on November 27, 2018)

2.11	Agreement for the Sale and Purchase of the Share Capital of Ed Broking Group Limited and Besso Insurance Group Limited, Dated May 26, 2021, by and Among Tower Bridge (One) Limited, Ardonagh Specialty Holdings 2 Limited, The Ardonagh Group Limited and BGC Partners, Inc. (incorporated by reference to Exhibit 2.1 to BGC Partners, Inc.’s Quarterly Report on Form 10-Q filed with the SEC on August 6, 2021)

2.12	Deed of Variation in Respect of the Agreement for the Sale and Purchase of the Share Capital of Ed Broking Group Limited and Besso Insurance Group Limited, dated August 25, 2021, by and among Tower Bridge (One) Limited, Ardonagh Specialty Holdings 2 Limited, The Ardonagh Group Limited and BGC Partners, Inc. (incorporated by reference to Exhibit 2.2 to BGC Partners, Inc.’s Quarterly Report on Form 10-Q filed with the SEC on November 8, 2021)

2.13	Deed of Variation in Respect of the Agreement for the Sale and Purchase of the Share Capital of Ed Broking Group Limited and Besso Insurance Group Limited, dated October 31, 2021, by and among Tower Bridge (One) Limited, Ardonagh Specialty Holdings 2 Limited, The Ardonagh Group Limited and BGC Partners, Inc. (incorporated by reference to Exhibit 2.3 to BGC Partners, Inc.’s Quarterly Report on Form 10-Q filed with the SEC on November 8, 2021)

2.14***	Corporate Conversion Agreement, dated as of November 15, 2022, by and among BGC Partners, Inc., BGC Group, Inc., BGC Holdings, L.P., BGC GP, LLC, BGC Partners II, Inc., BGC Partners II, LLC, BGC Holdings Merger Sub, LLC and, solely for the purposes of certain provisions therein, Cantor Fitzgerald, L.P. (incorporated by reference to Exhibit 2.1 to BGC Partners, Inc.’s Current Report on Form 8-K filed with the SEC on November 16, 2022)

2.15	Amendment to the Corporate Conversion Agreement, dated as of March 29, 2023, by and among BGC Partners, Inc., BGC Group, Inc., BGC Holdings, L.P., BGC GP, LLC, BGC Partners II, Inc., BGC Partners II, LLC, BGC Holdings Merger Sub, LLC and, solely for the purposes of certain provisions therein, Cantor Fitzgerald, L.P. (incorporated by reference to Exhibit 2.15 to BGC Partners, Inc.’s Annual Report on Form 10-K/A filed with the SEC on April 28, 2023)

3.1	Amended and Restated Certificate of Incorporation of BGC Group, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K12B filed by BGC Group, Inc. on July 3, 2023)

3.2	Amended and Restated Bylaws of BGC Group, Inc. (incorporated by reference to Exhibit 3.2 to the Form 8-K12B filed by BGC Group, Inc. on July 3, 2023)

4.1	Description of Registrant’s Securities Registered under Section 12 of the Securities Exchange Act of 1934, as amended (incorporated by reference to Exhibit 4.1 to BGC Group’s Current Report on Form 8-K12B filed with the SEC on July 3, 2023)

4.2	Indenture, dated as of June 26, 2012, between BGC Partners, Inc. and U.S. Bank National Association, as Trustee, (incorporated by reference to Exhibit 4.1 to BGC Partners, Inc.’s Current Report on Form 8-K filed with the SEC on June 27, 2012)

4.3	Fourth Supplemental Indenture, dated as of July 24, 2018, by and between BGC Partners, Inc. and U.S. Bank National Association, as Trustee, relating to the 5.375% Senior Notes due 2023 (incorporated by reference to Exhibit 4.2 to BGC Partners, Inc.’s Form 8-K filed with the SEC on July 25, 2018)

4.4	Form of 5.375% Senior Notes due 2023 (incorporated by reference to Exhibit 4.2 to BGC Partners, Inc.’s Current Report on Form 8-K filed with the SEC on July 25, 2018)

4.5	Indenture, dated as of September 27, 2019, between BGC Partners, Inc. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to BGC Partners, Inc.’s Form 8-K filed with the SEC on September 30, 2019)

4.6	First Supplemental Indenture, dated as of September 27, 2019, between BGC Partners, Inc. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to BGC Partners, Inc.’s Form 8-K filed with the SEC on September 30, 2019)

4.7	Form of BGC Partners, Inc. 3.750% Senior Notes due 2024 (incorporated by reference to Exhibit 4.2 to BGC Partners, Inc.’s Form 8-K filed with the SEC on September 30, 2019)

4.8	Second Supplemental Indenture, dated as of July 10, 2020, between BGC Partners, Inc. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to BGC Partners, Inc.’s Current Report on Form 8-K filed with the SEC on July 14, 2020)

4.9	Form of BGC Partners, Inc. 4.375% Senior Notes due 2025 (incorporated by reference to Exhibit 4.2 to BGC Partners, Inc.’s Current Report on Form 8-K filed with the SEC on July 14, 2020)

4.10	Third Supplemental Indenture, dated as of May 25, 2023, between BGC Partners, Inc. and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to BGC Partners, Inc.’s Current Report on Form 8-K filed with the SEC on May 25, 2023)

4.11	Form of BGC Partners, Inc. 8.000% Senior Notes due 2028 (incorporated by reference to Exhibit 4.2 to BGC Partners, Inc.’s Current Report on Form 8-K filed with the SEC on May 25, 2023)

5.1*	Opinion of Stephen M. Merkel

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Stephen M. Merkel (included in the opinion filed as Exhibit 5.1)

24.1	Powers of Attorney (included on the signature pages of this Registration Statement)

*	Filed herewith
**	Certain schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will supplementally furnish a copy of them to the SEC upon request.
***

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K promulgated by the SEC. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, BGC Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 3, 2023.

BGC Group, Inc.

By:	/s/ Howard W. Lutnick
Howard W. Lutnick Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Howard W. Lutnick and Stephen M. Merkel, and each of them, with full power to act without the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, under the Securities Act and other instruments necessary or appropriate in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and hereby grants to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done, and to take or cause to be taken any and all such further actions in connection with such registration statement as such attorneys-in-fact and agents, in each of their sole discretion, deems necessary or appropriate, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Howard W. Lutnick Howard W. Lutnick	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	July 3, 2023

/s/ Jason W. Hauf Jason W. Hauf	Chief Financial Officer (Principal Financial and Accounting Officer)	July 3, 2023

/s/ William D. Addas William D. Addas	Director	July 3, 2023

/s/ Linda A. Bell Linda A. Bell	Director	July 3, 2023

/s/ Arthur U. Mbanefo Arthur U. Mbanefo	Director	July 3, 2023

/s/ David P. Richards David P. Richards	Director	July 3, 2023